CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our reports each dated February 25, 2010, relating to the financial statements and financial highlights of the Legg Mason Value Equity Portfolio and the Legg Mason ClearBridge Aggressive Growth Portfolio (formerly, Legg Mason Partners Aggressive Growth Portfolio), each a series of Met Investors Series Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement and to the incorporation by reference in this Registration Statement our reports each dated February 25, 2010, relating to the financial statements and financial highlights of the BlackRock Large Cap Core, Dreman Small Cap Value, Goldman Sachs Mid Cap Value, Invesco Small Cap Growth (formerly, Met/AIM Small Cap Growth), Janus Forty, Lazard Mid Cap, Legg Mason ClearBridge Aggressive Growth (formerly, Legg Mason Partners Aggressive Growth) Legg Mason Value Equity, Lord Abbett Mid Cap Value, MFS Emerging Markets Equity, MFS Research International, Oppenheimer Capital Appreciation, RCM Technology, Rainier Large Cap Equity, T. Rowe Price Mid Cap Growth, Met/Templeton Growth, Third Avenue Small Cap Value, Turner Mid Cap Growth, American Funds Balanced Allocation, American Funds Growth Allocation, American Funds Moderate Allocation, and our reports each dated February 26, 2010, relating to the financial statements and financial highlights of the Batterymarch Growth and Income, BlackRock High Yield, Clarion Global Real Estate, Met/Franklin Income, Met/Franklin Mutual Shares, Harris Oakmark International, Loomis Sayles Global Markets, Lord Abbett Bond Debenture, Lord Abbett Growth and Income, MetLife Aggressive Strategy, MetLife Balanced Strategy, MetLife Defensive Strategy, MetLife Growth Strategy, MetLife Moderate Strategy, PIMCO Inflation Protected Bond, PIMCO Total Return, Pioneer Fund, Pioneer Strategic Income, Met/Templeton International Bond, Morgan Stanley Mid Cap Growth (formerly, Van Kampen Mid Cap Growth), Van Kampen Comstock, Met/Franklin Templeton Founding Strategy Portfolios, each a series of Met Investor Series Trust, appearing in the Annual Report on Form N-CSR of the Met Investors Series Trust for the year ended December 31, 2009.

We also consent to the references to us under the headings “Financial Statements and Experts” and “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 12, 2010